EX-99.906CERT

CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Frank J. Maresca, Principal Financial Officer, of Cornerstone Total Return Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1.	The Registrant's periodic report on Form N-CSR for the period ended December 31, 2017 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Cornerstone Total Return Fund, Inc.	Cornerstone Total Return Fund, Inc.

/s/ Ralph W. Bradshaw	/s/ Frank J. Maresca
Ralph W. Bradshaw, President	Frank J. Maresca, Treasurer

Date:	February 15, 2018	Date:	February 15, 2018

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO CORNERSTONE TOTAL RETURN FUND, INC. AND WILL BE RETAINED BY CORNERSTONE TOTAL RETURN FUND, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.